UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2018

Viabuilt Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188753	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1810 E Sahara Ave., Suite 583, Las Vegas, NV 89104

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (866) 239-0577

Madison Ventures Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 9, 2018, we effected a one for twenty-five reverse stock split of our authorized and issued and outstanding shares of common stock. As a result, our authorized common stock has decreased from 300,000,000 shares of common stock, with a par value of $0.001 per share, to 12,000,000 shares of common stock, with a par value of $0.001 per share. The number of our issued and outstanding shares of common stock has decreased from 29,400,000 to 1,176,000.

In addition, effective October 9, 2018, we changed our name from “Madison Ventures Inc.” to “Viabuilt Ventures Inc.”

The reverse stock split and name change became effective with OTC Markets Group at the opening for trading on October 9, 2018 under the new stock symbol “MAVTD”. Our new CUSIP number is 92556B 100. Our stock symbol is expected to change to “VBVT” on or around November 6, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change filed with the Secretary of State of Nevada on October 2, 2018 and which is effective October 9, 2018.

3.2	Certificate of Amendment filed with the Secretary of State of Nevada on October 3, 2018 and which is effective October 9, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viabuilt Ventures Inc.

Date: October 10, 2018	By:	/s/ William Shawn Clark
William Shawn Clark
President, Secretary, Treasurer and Director

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